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                            SHARE PURCHASE AGREEMENT

                                 by and between

                              PRIMIX SOLUTIONS INC.
                             One Arsenal Marketplace
                                    Watertown
                                    MA 02472
                                       USA

                                       and

                       PROMAX COMMERCIAL HOLDINGS LIMITED
                                 Grosvenor Court
                               Ramsey Isle of Man
                                  British Isles
                                     IM8 1JA



                 for the purchase of nom. DKK 800,846 shares in

                                   21ST.DK A/S

THE SHARES OF COMMON STOCK OF PRIMIX SOLUTIONS INC. ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES ISSUED TO NON-U.S. PERSONS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING SUCH SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


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THIS AGREEMENT (the "Agreement") is made and entered into this 27 day of
December 2000, by and between

PROMAX COMMERCIAL HOLDINGS LIMITED, a company having its address at Grosvenor Court, Ramsey Isle of Man, British Isles, IM8 1JA (the "Vendor")

and

PRIMIX SOLUTIONS INC., a company incorporated in Delaware, U.S.A. and having its principal place of business at One Arsenal Marketplace, Watertown, MA 02472, USA (the "Purchaser")

(together the "Parties").


WHEREAS the Vendor owns nom DKK 800,846 of the outstanding shares (the "Shares") in 21st.dk A/S, a company registered in the Kingdom of Denmark under registration number 21210374, and having its registered address at Haydnsvej 2, 2450 Copenhagen SV, Denmark (the "Company");

WHEREAS the Purchaser wishes to purchase the Vendor's Shares of the Company on the terms and conditions set out in the Agreement in consideration for the payment of the purchase price provided for in the Agreement; and

WHEREAS the Purchaser wishes to purchase all outstanding shares of the Company.


NOW, THEREFORE it is agreed by the Parties as follows:



1.0           SALE OF SHARES

1.1 With effect as of the date of Signing the Vendor hereby sells to the Purchaser nom. DKK 800,846 Shares of the Company upon the terms and conditions of the Agreement.

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                                                                              3

2.            PURCHASE SHARES

2.1 Subject to the terms and conditions of the Agreement the Purchaser shall purchase the Shares from the Vendor with 360,763 shares of common stock, ("Primix Shares"), of the Purchaser as follows:

2.1.2 The Vendor shall on Completion transfer to the Purchaser the Shares.


2.1.3 The Purchaser shall on Completion transfer to the Vendor Primix Shares as stated hereunder:

2.1.3.1. At the Completion, a document issued by EquiServe L.P., the Purchaser's transfer agent, shall be delivered by the Purchaser, such document evidencing that the Primix Shares have been issued in book entry form in the name of the Vendor on the date of Completion.

2.1.3.2. In the event that the average closing bid price per share of the Primix Common Stock for the ten-day period ending on March 30, 2001 is less than USD $.75, Primix shall issue to Promax an additional 120,000 shares of Common Stock, which for purposes of this Agreement shall be included in the term "Primix Shares."

2.2.          TARSAP SHARES

              The Purchaser shall issue to the Vendor an aggregate of 198,419 shares of common stock of the Purchaser (the "TARSAP Shares") under the conditions set forth in the Restricted Stock Agreement in substantially the form attached hereto as Schedule 1.

2.3 Any certificate(s) representing the Primix Shares shall carry substantially the following legend:

              "The shares represented by this certificate have not been registered under the Securities Act of 1993, as amended (The "Securities Act"), or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.

              The shares represented by this certificate issued to non-U.S. persons may not be transferred except in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Hedging transactions involving such shares may not be conducted unless in compliance with the Securities Act."

2.4           REGISTRATION RIGHTS


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              The Primix Shares and the TARSAP Shares (the "SECURITIES") to be
              issued hereunder will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of Section 4(2) thereof and/or Regulation D promulgated thereunder and/or pursuant to Regulation S promulgated under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other laws or pursuant to an exemption therefrom. The certificates and/or written instruments delivered by the Purchaser with respect to the Securities issued hereunder shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable securities laws.

              The Purchaser shall prepare and file on or before as expeditiously as possible but in any event within ten (10) business days after the Completion (the "FILING DATE") a registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of all Primix Shares and those TARSAP Shares which may vest on or prior to the first anniversary of the Completion Date ("REGISTERED SHARES") and the Purchaser shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the first anniversary of Completion date. The Purchaser's obligation in the preceding sentence to file the registration statement by the Filing Date is subject to the condition that the Vendors provide the Purchaser promptly, but in no event more than three (3) business days before the proposed filing date, all information relating to them and the proposed method of distribution of the Registered Shares necessary for inclusion in the registration statement as reasonably requested by Purchaser.

              The Vendor agrees that upon notice from the Purchaser that (i) a registration statement filed in accordance with this Clause 2.4 contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Purchaser's Co-Chief Executive Officers have determined reasonably and in good faith it would be seriously detrimental to the Purchaser and its stockholders to maintain the effectiveness of such registration statement, the Vendor shall discontinue any further disposition of Registered Shares pursuant to such registration statement until such time as the Purchaser is able to take reasonable action to rectify such situation; PROVIDED that any action which the Purchaser's Co-Chief Executive Officers determines reasonably and in good faith would be seriously detrimental to the Purchaser and its stockholders shall not be deemed to be reasonable for such purpose.

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              The Vendor, upon receipt of any notice (a "SUSPENSION NOTICE")
              from the Purchaser of the happening of any event of the kind described in the immediately preceding paragraph, shall forthwith discontinue disposition of the Registered Shares pursuant to the registration statement covering such Registered Shares until such Vendor's receipt of the copies of a supplemented or amended prospectus or until it is advised in writing (the "ADVICE") by the Purchaser that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Purchaser, the Vendor will deliver to the Purchaser all copies, other than permanent file copies then in the Vendor's possession, of the prospectus covering such Registered Shares current at the time of receipt of such notice; PROVIDED, HOWEVER, that the Purchaser shall not give a Suspension Notice until after the registration statement has been declared effective and shall not give more than two Suspension Notices prior to the first anniversary of the Completion date and in no event shall the period from the date on which the Vendor receives a Suspension Notice to the date on which the Vendor receives either the Advice or copies of the supplemented or amended prospectus (the "SUSPENSION PERIOD") exceed 90 days. In the event that the Purchaser shall give any Suspension Notice, the Purchaser shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

3.1           SIGNING

3.1 The signing of the transactions contemplated hereby ("Signing") shall take place 19 December, at the offices of Lindh Stabell Horten, Attorneys at Law. Such evidence of authority of the Purchaser shall be satisfied by delivery of the Secretary's Certificate attached hereto as SCHEDULE 2.


4.0           ACTIONS TO BE TAKEN AT SIGNING

4.1 The Vendor and the Purchaser shall deliver to each other evidence of authority of any person executing the Agreement.


5.0           CONDITIONS PRECEDENT

5.1 The sale of the Shares is conditional upon the following conditions precedent:

5.1.1 That the Purchaser successfully has acquired all outstanding shares in the Company.

5.1.2 That the Vendor has successfully subscribed the newly issued shares in the Company.

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                                                                               6

              If the conditions precedent have not been satisfied or waived by the time of Completion, the Agreement shall, unless the parties otherwise agree, thereupon automatically cease and terminate and no party shall have any claim of any nature whatsoever against each other.

6.0           REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1           The Purchaser represents and warrants to the Vendor that:

6.1.1 The Primix Shares shall, upon issuance, be free and clear of all liens, claims and encumbrances except for restrictions imposed by applicable securities laws.

6.1.4. The Purchaser hereby covenants not to register any transfer of the Primix Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

6.2           The Vendor represents and warrants to the Purchaser that:

6.2.1 The Shares are owned beneficially and of record by the Vendor free and clear of all liens, claims and encumbrances.

6.2.4 The Vendor is a non-U.S. person ("Non-U.S. Person") within the meaning of Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), and is not acquiring the Primix Shares issuable hereunder for the account or benefit of any U.S. person.

6.2.5 The Vendor agrees to: (i) transfer the Primix Shares issued hereunder only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and (ii) not to engage in hedging transactions with regard to the Primix Shares unless in compliance with the Securities Act.


7.0           COMPLETION

7.1 The completion of the transactions contemplated hereby ("Completion") shall take place on December 21, 2000 at the offices of Lindh Stabell Horten Attorneys at Law.


8.0           ACTIONS TO BE TAKEN AT COMPLETION

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                                                                               7

8.1. The Vendor and the Purchaser shall deliver to each other evidence of authority of any person executing the Agreement.

8.2           The Vendor shall deliver to the Purchaser:

8.2.1 Agreement for subscription of Shares in the Company duly signed for transfer to the Purchaser.

8.2.2 Evidence that the conditions precedent in clause 5.0 have been satisfied.

8.3           The Purchaser shall deliver to the Vendor:

8.3.2 A legal opinion issued by a recognise US law firm in the form attached hereto as SCHEDULE 3.


9.0           CHOICE OF LAW AND VENUE

9.1 The Agreement shall be governed by and construed in accordance with the laws of the Kingdom of Denmark.

9.2 Any dispute or claim arising out of or in connection with the Agreement or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the Rules of Procedure of the Danish Institute of Arbitration.

9.3. Each party shall appoint one arbitrator, and the Institute shall appoint a third arbitrator, who shall be the chairman of the arbitration tribunal, if possible, according to a mutual recommendation of the two arbitrators. The place of arbitration shall be Copenhagen. The language of the arbitration shall be English. The decision of the arbitration tribunal shall be final and binding on the Parties.

10.0          ANNOUNCEMENTS

10.1 No announcement, press release, statement, comment or circular relating to the Agreement or any matter referred to in the Agreement shall be published made or issued by or on behalf of by the Vendor without the prior approval of the Purchaser.

11.0          ASSIGNMENT

11.1 The Agreement may not be assigned by the Parties without the express written consent of the other party hereto.

12.0     ENTIRE AGREEMENT

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12.1          The Agreement (including any documents referred to in it) sets out the entire agreement and understanding between the Parties or any of them in connection with matters dealt with in this Agreement and supersedes any previous agreement between the Parties in relation to all such matters. Each of the Parties acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties, which is not expressly set out or referred to in this Agreement.

13.0          AMENDMENTS

13.1 No amendment, modification or alteration to the terms or provisions of the Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto.


14.0          NON WAIVER

14.1 The waiver or forbearance or failure of a party in insisting in any one or more instances upon the performance of any provisions of this Agreement shall not be construed as a waiver or relinquishment of the party's rights to future performance of such provision and the other party's obligation in respect of such future performance shall continue in full force and effect.


15.0          SEVERABILITY

15.1 If any of the provisions of the Agreement is or becomes invalid, illegal or unenforceable the parties shall thereupon negotiate in good faith in order to agree on the terms of a mutually satisfactory provision achieving, as nearly as possible, the same commercial and legal effect.

16.0          COSTS

16.1 Any costs and expenses incurred by the Vendor and the Purchaser with respect to the advisors retained shall be paid by the party retaining such advisors.

17.0          COPIES

17.1 This Agreement shall be executed in two counterparts, each of which shall be deemed to constitute an original, and shall become effective when all the counterparts have been executed by all of the Parties.


18.0          ENTIRE AGREEMENT

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              The Agreement (including any documents referred to in it) sets out the entire agreement and understanding between the Parties or any of them in connection with matters dealt with in this Agreement and supersedes any previous agreement between the Parties in relation to all such matters. Each of the Parties acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties, which is not expressly set out or referred to in this Agreement.

19.0          NOTICE

19.1 Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of five days after deposit by post properly addressed with postage prepaid. All notices, requests, demands and other communications shall be in writing by post or facsimile transmission and shall be addressed as follows:

IF TO THE VENDOR TO:                   PROMAX COMMERCIAL HOLDINGS LIMITED
                                       Grosvenor Court
                                       Ramsey Isle of Man
                                       British Isles
                                       IM8 1JA


IF TO THE PURCHASER TO:                PRIMIX SOLUTIONS INC.
                                       One Arsenal Marketplace - 2nd floor
                                       Watertown, MA 02472
                                       U.S.A.
                                       Attention Chief Financial Officer
                                       Fax: +1 617 923 6550

           With copies to:             McDermott, Will & Emery
                                       28 State Street
                                       Boston, MA 02109-1775
                                       Attn:  John B. Steele, Esq.
                                       Fax: + 1 617 535-3800

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           and                         Lindh Stabell Horten
                                       Ved Stranden 18
                                       P.O. Box 2034
                                       1012 Copenhagen, Denmark
                                       Attn:  Nicolai Horten, Attorney at Law
                                       Fax: + 45 77 30 40 77

              or to such other address or to such other person as any party hereto shall have last designated by notice to the other party.

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IN WITNESS WHEREOF, the Parties hereto have executed the Agreement on the date first written herein.

For and on behalf of                        For and on behalf of
PROMAX COMMERCIAL HOLDING LIMITED           PRIMIX SOLUTIONS INC.

By:                                          By:
   ----------------------------------           --------------------------------
Name:  Leif Andersen                         Name:   Joseph W. Seebach
Title:                                       Title:  Executive Vice President